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                                                                     Exhibit 3.2

                                     BYLAWS
                                       OF
                              ALASKA AIRLINES, INC.

                   As Amended and in Effect February 12, 2003
                 (Date of Previous Amendment: November 4, 1997)


                                    ARTICLE I

                                  Capital Stock

      Sec. 1. The amount of the capital stock of this Corporation shall be as set forth in the Articles of Incorporation.

      Sec. 2. All certificates of stock of this Corporation shall be signed by either the Chairman of the Board, the President or a Vice President, and the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal or shall have imprinted thereon a facsimile of such corporate seal.


                                   ARTICLE II

                              Shareholders Meetings

      Sec. 1. The Annual Meeting of Shareholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the third Tuesday of May, or at such other date and time as shall be fixed by resolution of the Board of Directors. This meeting may be held at any place as the Board of Directors may designate.

      Sec. 2. The Board of Directors may fix a date not more than sixty (60) nor less than twenty (20) days prior to the day of holding the meeting of shareholders as the time as of which shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who are holders of record of voting stock at such time and not others shall be entitled to notice of and to vote at such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at the meeting of shareholders, the date on which notice of the meeting is mailed is the record date for the determination of shareholders entitled to vote at the meeting.

      Sec. 3. A special meeting of the shareholders may be called at any time by the Chairman of the Board, the President, by a majority of the Directors, or by shareholders
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                                                 Bylaws of Alaska Airlines, Inc.
                                      As Amended and in Effect February 12, 2003
                                                                          Page 2

holding ten percent (10%) or more of the shares of stock entitled to vote. Such special meeting, or meetings, shall be held at any place designated by the Chairman.

      Sec. 4. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. If mailed, the notice is considered delivered when deposited with postage prepaid in the United States mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation.

      Sec. 5. The Chairman of the Board, or in his absence the President, shall preside at all meetings of the shareholders.

      The Secretary of the Corporation shall act as Secretary of all such meetings but in the absence of the Secretary at any meeting, the Assistant Secretary, or such other person as the Chairman may appoint, shall act as Secretary thereof, and shall perform the duties of that office at said meeting and incidental thereto.

      Sec. 6. Each shareholder shall be entitled to one vote for each share of stock in his name, which vote may be cast either in person or by proxy. All proxies shall be in writing and shall be filed with the Secretary prior to the meeting being called to order and shall be entered of record by the Secretary in the minutes of the meeting. Each item of business except adjournment, including the election of Directors, shall require the affirmative vote of a majority of the shares present at the meeting to be the act of the shareholders.

      Sec. 7. A quorum for the transaction of business at any such meeting shall consist of a majority of the shares entitled to vote. Shareholders present at a meeting, at which a quorum is present, may continue to transact business until adjournment even though enough shareholders withdraw to leave less than a quorum, so long as any action taken other than adjournment is approved by at least a majority of shares required to constitute a quorum.

      Sec. 8. Any action of the shareholders may be taken without a meeting by written consent, setting out the action taken and signed by the holders of all outstanding shares entitled to vote on the action.
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                                                 Bylaws of Alaska Airlines, Inc.
                                      As Amended and in Effect February 12, 2003
                                                                          Page 3

                                   ARTICLE III

                                    Directors

      Sec. 1. The business and affairs of the Corporation shall be managed by a Board of Directors who shall be elected by the shareholders except as provided in Section 6 of this Article III of these Bylaws. Said Board shall consist of one or more Directors, with the exact number to be fixed from time to time by the shareholders by a majority of the outstanding shares or by resolution of the Board of Directors so long as the majority of the Board of Directors approves.

      Each Director who is not an employee shall receive for his services when serving in his capacity as Director such compensation as may be determined by the Board of Directors.

      Sec. 2. The Directors shall be elected annually by the shareholders at the Annual Meeting of the Shareholders and shall hold office until the next Annual Meeting of the Shareholders or until his successor is elected and qualified.

      Sec. 3. Regular or special meetings of the Board of Directors, or a committee of the Board, may be called by the Chairman of the Board, the President, a Vice President, the Secretary, or two Directors. The Board of Directors may hold its meetings at such place as the Chairman of the Board or in his absence a majority of Directors from time to time may determine.

      Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee consent thereto in writing and such written consent is filed with the minutes of the proceedings of the Board or committee. Members of the Board of Directors, or any committee designated by the Board of Directors, may conduct a special meeting by communicating simultaneously with each other by means of a conference telephone or similar communications equipment. The Secretary shall record such resolution or minutes of such telephonic meeting in the minute book of the Corporation.

      Sec. 4. Notice of all regular and special meetings of the Board shall be given to each Director by first class mail or by telephone, telegraph or any other means of electronic communication in each case directed to his residence or usual place of business, or delivered to him in person or given to him orally. Notice by mail shall be sent by the Secretary at least twenty (20) days previous, and notice by telephone, telegraph or other electronic communication at least 72 hours previous to the date fixed for the meeting unless the Chairman of the Board shall prescribe a shorter period. A
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                                                 Bylaws of Alaska Airlines, Inc.
                                      As Amended and in Effect February 12, 2003
                                                                          Page 4

written waiver of notice, signed by the Director entitled to notice, whether before or after the meeting, shall be equivalent to notice. The notice of the meeting shall state the date, time and place of the meeting.

      Sec. 5. A quorum for the transaction of business at any regular or special meeting of the Directors shall consist of a majority of the members of the Board then in office and qualified; the majority of those present at any regular or special meeting shall have power to adjourn the meeting to a specified future time.

      Sec. 6. A vacancy in the Board of Directors may be filled for the unexpired term of such Director by a majority vote of the remaining Directors.

      Sec. 7. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by a court order. The Directors may also remove a Director from office without reason if the removal is approved by the outstanding shares.


                                   ARTICLE IV

                                   Committees

      Sec. 1. The Board of Directors may, by resolution adopted by a majority of the Directors, designate such committees consisting of not less than two Directors, as it may from time to time determine, and each such committee shall have and may exercise such duties, functions and powers which are not inconsistent with state or federal laws as the Board of Directors may from time to time prescribe.

      Sec. 2. The Board of Directors shall designate the Chairman of each committee, to serve for such term as the Board of Directors may determine. Notice of the committee meetings shall be governed by the provisions of Article III, Section 4 of these Bylaws. Each committee shall keep a record of its acts and proceedings and all actions of the committee shall be reported to the Board of Directors at the next meeting of the Board.

      Sec. 3. At each meeting of any committee the presence of a majority of the members of such committee shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action.
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                                                 Bylaws of Alaska Airlines, Inc.
                                      As Amended and in Effect February 12, 2003
                                                                          Page 5


                                    ARTICLE V

                                    Officers

      Sec. 1. The officers of the Corporation shall be elected annually by the Board of Directors. Each officer elected by the Board of Directors shall hold office until his successor shall have been duly elected and qualified, or until he shall have died, resigned or been removed in the manner hereinafter provided. The Chairman of the Board may appoint individuals to fill any officer vacancy on an interim basis until the next meeting of the Directors. The Directors shall fix the salary of the Chairman.

      Sec. 2. The Officers of this Corporation shall be a Chairman of the Board of Directors, a President, who shall be the Chief Executive Officer, one or more Vice Presidents (who may be designated as Executive Vice Presidents or Senior Vice Presidents), a Secretary, one or more Assistant Secretaries and a Treasurer, all of whom shall be elected by the Board of Directors and shall serve at the pleasure of the Board. Any two or more offices may be held by the same person except the offices of President and Secretary. No person shall execute, acknowledge, or verify an instrument on behalf of the Corporation in more than one official capacity.

      In addition to, or as an alternate to the provisions above, the Chairman of the Board may appoint certain officers such as Treasurer, Controller, Staff Vice Presidents, Assistant Vice Presidents or Assistant Secretaries, all of whom shall serve at the pleasure of the Chairman. All such appointed officers shall be deemed staff positions, not elected officers, and as such the individuals holding these appointed positions shall not be entitled to the benefits of elected officers such as the Supplementary Retirement Plan for Elected Officers. The compensation and other benefits of the appointed officers shall be set by the Chairman.

      Sec. 3. The Chairman of the Board shall, if present, preside at each meeting of the shareholders and of the Board. He shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

      Sec. 4. The President shall be the Chief Executive Officer of the Corporation and shall have general and active management of the business and affairs of the Corporation and general and active supervision and direction over its officers, agents and employees, subject however, to the direction of the Chairman of the Board. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or these Bylaws.
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                                                 Bylaws of Alaska Airlines, Inc.
                                      As Amended and in Effect February 12, 2003
                                                                          Page 6


      Sec. 5. The Chairman of the Board, the President, or any of the Vice Presidents shall be designated Chief Operating Officer, and in that capacity shall be responsible for the general operation of the Corporation.

      Sec. 6. In the absence or disability of the President, the Board of Directors may designate, by resolution, an individual to perform the President's duties, subject to Section 9 of Article V of these Bylaws.

      Sec. 7. The Secretary or one or more Assistant Secretaries shall attend all meetings of the Board and all meetings of the shareholders, and record all votes and prepare the minutes of all proceedings, and shall perform like duties for any committee of the Board when required. He shall perform such other duties as pertain to his office. He shall keep in safe custody the seal of the Corporation, and affix it, when required, to any instrument. An Assistant Secretary shall perform the duties of the Secretary in the event of his absence or disability and shall perform such other duties as may be imposed upon him by the Board of Directors.

      Sec. 8. The Treasurer shall have the custody of all the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements and books belonging to the Corporation and shall deposit all monies and other valuable effects in the same name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the Directors whenever they may require it, an account of all the Treasurer's transactions.

      Sec. 9. As long as the U.S. Department of Defense requires a security clearance for participation in the Civil Reserve Air Fleet program, no officer who does not possess the required security clearance shall be authorized to perform any duties which would enable that officer to adversely affect corporate policies or practices in the performance of classified contracts for the Department of Defense or other U.S. government agencies.


                                   ARTICLE VI

                                 Indemnification

      Sec. 1. To the full extent permitted by the Alaska Corporations Code, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the right of the Corporation or otherwise) by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another
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                                                 Bylaws of Alaska Airlines, Inc.
                                      As Amended and in Effect February 12, 2003
                                                                          Page 7

corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; and the Board may, at any time, approve indemnification of any other person which the Corporation has the power to indemnify under the Alaska Corporations Code. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person may be entitled as a matter of law or by contract or by vote of the Board or the shareholders. The Corporation may purchase and maintain indemnification insurance for any person to the extent provided by applicable law.


                                   ARTICLE VII

                              Dividends and Finance

      Sec. 1. Dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock.

      Sec. 2. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or agent as the Directors may from time to time designate.

      Sec. 3. The funds of the Corporation shall be deposited in such bank or trust company as the Directors shall designate and shall be withdrawn only in such manner as may be designated by the Board of Directors.


                                  ARTICLE VIII

                                   Amendments

      These Bylaws may be amended or repealed from time to time by the Board of Directors or by the shareholders by a majority vote of the outstanding shares.
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                                                 Bylaws of Alaska Airlines, Inc.
                                      As Amended and in Effect February 12, 2003
                                                                          Page 8

         I, KEITH LOVELESS, being the duly appointed General Counsel and Corporate Secretary of Alaska Airlines, Inc., do hereby certify that the foregoing is a true and correct copy of the Bylaws of Alaska Airlines, Inc. in effect on this 27th day of June, 2003.



                                         -------------------------------------
                                         Keith Loveless
                                         General Counsel and Corporate Secretary